Exhibit 99.1

China Shuangji Cement, Ltd. Announces Appointment of Interim CFO

Press Release
Source: China Shuangji Cement, Ltd.
On Monday September 27, 2010, 7:00 am EDT

ZHAOYUAN CITY, China, Sept. 27 /PRNewswire-Asia/ -- China Shuangji Cement, Ltd. (OTC Bulletin Board:CSGJ.ob - News) ("China Shuangji" or the "Company"), a leading producer of high-quality Portland cement in Shandong and Hainan Provinces in the People's Republic of China (PRC), today announced that it has appointed Mr. He Kaiyu as its interim Chief Financial Officer while the Company seeks a permanent replacement.

Reporting directly to Mr. Wenji Song, Chairman and President of China Shuangji Cement, Ltd., Mr. Kaiyu will be responsible for managing all of the Company's financial functions including financial management, financial reporting, risk management and managing and overseeing the financial budget while China Shuangji Cement continues to search for a new Chief Financial Officer.

Most recently, Mr. Kaiyu served as CPA & Partner of Beijing Anze Certified Public Accountants, which offers auditing and taxation services. From 1999 to 2004 he was China Investment Manager at Nortel Networks (China) Ltd., where he developed and analyzed Nortel's investment and localization programs in the PRC. Prior to that, he served as CPA & Senior Manager at Zhongxin Certified Public Accountants from 1996 to 1999, and as a Senior Consultant at China International Economic Consultants Corp. from 1992 to 1996, where he provided marketing and investment consulting for domestic and international investors. He holds both a Bachelor's in Science and a Master's in Economics from Nankai University in China and is a Certified Public Accountant.

"I am excited to have Mr. Kaiyu as part of our management team and extend to him a warm welcome," said Mr. Wenji Song, Chairman and President of China Shuangji Cement, Ltd. "His extensive professional experience as a financial manager and senior accountant makes him a very valuable asset to our team. We have tremendous confidence in his ability to manage China Shuangji's finance operations during this interim period and maintain our high standard of accuracy and transparency in financial reporting."

About China Shuangji Cement, Ltd.

China Shuangji Cement, Ltd. (OTC.BB:CSGJ.ob - News), through its affiliates and controlled entities, is a leading producer of high-quality Portland cement in Shandong and Hainan Provinces. Its processed cement products are primarily purchased by contractors for the construction of buildings, roads, and other infrastructure projects. The Company currently produces approximately 1,500,000 tons of Portland cement annually from two facilities in Hainan and one facility in Shandong and it expects its output will increase by 1,000,000 tons to a total of 2,500,000 tons once the new Zhaoyuan (Shandong Province) plant and upgrades are completed. For more information about China Shuangji, please visit its corporate website at http://www.shuangjicement.com .

Safe Harbor Statement

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development and market conditions. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2009 Form 10-K filed with the Securities and Exchange Commission on April 15, 2010 and detailed in other reports filed with the Securities and Exchange Commission from time to time.

For more information, please contact:

Investor Relations Contact:
Mr. Andrew Haag, Managing Partner, USA
Hampton Growth, LLC
Tel: +1-877-368-3566
Email: csgj@hamptongrowth.com

Mr. Robert Haag, Managing Director, Asia
Hampton Growth, LLC
Tel: +86-152-2174-3282
Tel: +1-310-310-4842
Email: robert@hamptongrowth.com
Website: www.hamptongrowth.com